EXHIBIT 1.1

ENERGY TRANSFER PARTNERS, L.P.

$400,000,000 6.125% Senior Notes due 2017

$400,000,000 6.625% Senior Notes due 2036

UNDERWRITING AGREEMENT

October 18, 2006

CREDIT SUISSE SECURITIES (USA) LLC

Banc of America Securities LLC

Wachovia Capital Markets, LLC

Deutsche Bank Securities Inc.

Greenwich Capital Markets, Inc.

UBS Securities LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

    Eleven Madison Avenue

      New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. Energy Transfer Partners, L.P., a Delaware limited partnership (“Partnership”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters $400,000,000 principal amount of its 6.125% Senior Notes due 2017 (“Notes”) and $400,000,000 principal amount of its 6.625% Senior Notes due 2036 (“Notes” and together with the 2017 Notes, “Notes”), to be fully and unconditionally guaranteed (“Guarantees”) on an unsubordinated, unsecured basis by the entities listed on Schedule B hereto (collectively, “Guarantors”) and to be issued under an indenture, dated as of January 18, 2005, among the Partnership, the Guarantors and Wachovia Bank, National Association, as Trustee, as supplemented through the Closing Date (“Indenture”). The Notes and the Guarantees are herein collectively called the “Offered Securities”. Energy Transfer Partners GP, L.P., a Delaware limited partnership (“General Partner”), is the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company, is the general partner of the General Partner (“ETP LLC”). The General Partner, ETP LLC and the Partnership are herein collectively called the “Partnership Entities.”

2. Representations and Warranties of the Partnership and the Guarantors. The Partnership and the Guarantors, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Partnership and the Guarantors have filed with the Commission a registration statement on Form S-3 (No. 333-136429), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:50 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Shelf Registration Statement. The date of the this Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective date of the Registration Statement or December 1, 2005, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated October 18, 2006, including the base prospectus, dated August 18, 2006 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) No Stabilization Activities. None of the Partnership Entities or the Guarantors has taken, directly or indirectly, any action designed to cause or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Securities.

(h) Formation and Qualification. Each of the Partnership Entities, the Guarantors and each of the other subsidiaries of the Partnership has been duly formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the laws of its jurisdiction of formation with full corporate, limited liability company or limited partnership power and authority necessary to own or lease, as the case may be, and to operate its properties and conduct its business and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the General Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) Ownership of Guarantors and Other Subsidiaries. All the outstanding shares of capital stock, limited liability company interests and partner interests of each of the Guarantors and each of the other subsidiaries of the Partnership, direct and indirect, have been duly authorized and validly issued and are fully paid (to the extent required under their respective partnership agreement, limited liability company agreement or other organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Section 5.09 of the Texas Limited Liability Company Act (the “Texas LLC Act”) or Section 6.07 of the Texas Revised

Limited Partnership Act (the “Texas LP Act”)); and, except (i) as provided in the Security Agreement dated June 28, 1996 among Heritage Holdings, Inc., Heritage Operating, L.P., a Delaware limited partnership (the “Heritage Operating Partnership”) and Wilmington Trust Company (the “Security Agreement”), (ii) for M-P Energy Partnership (in which M-P Oils, Ltd. owns a general partnership interest of 60%), and (iii) as provided in the Second Amended and Restated Credit Agreement of the Heritage Operating Partnership dated as of December 31, 2003, as amended, the Partnership owns all of such shares and interests, directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. M-P Oils, Ltd. owns a 60% general partner interest in M-P Energy Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of M-P Energy Partnership; and, except as encumbered by the provisions of the Security Agreement, M-P Oils, Ltd. owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) No Omitted Descriptions. There is no agreement, contract or other document of a character required to be described in the General Disclosure Package or the Final Prospectus, or to be filed as an exhibit to any documents incorporated therein by reference, which is not described or filed as required; and the statements in the General Disclosure Package and the Final Prospectus under the headings “Description of Notes” and “Certain United Stated Federal Tax Considerations” and in the Partnership’s Annual Report on Form 10-K for the year ended August 31, 2005 under the captions “Business – The Midstream and Transportation and Storage Segments – Regulation,” “Business – Government Regulation and Environmental Matters” and “Legal Proceedings,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k) Due Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership and the Guarantors.

(l) Authority of Partnership and Guarantors. Each of the Partnership and the Guarantors has all requisite corporate, limited liability company or limited partnership power and authority to issue and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture, and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Offered Securities.

(m) Enforceability of Indenture and Offered Securities. The execution and delivery of, and the performance by the Partnership and the Guarantors of their respective obligations under, the Indenture have been duly and validly authorized by each of the Partnership and the Guarantors, and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Partnership and the Guarantors, will have been duly executed and delivered by each of the Partnership and the Guarantors and will constitute the valid and legally binding agreements of the Partnership and the Guarantors, enforceable against the Partnership and the Guarantors in accordance with its terms; provided that, with respect to each, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Offered Securities have been duly authorized for issuance and sale to the Underwriters, and, when executed by the Partnership and the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by each of the Partnership and the Guarantors, and will constitute the valid and legally binding obligations of the Partnership and the Guarantors entitled to the benefits of the Indenture; provided that, with respect to each, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) No Conflicts. None of the offering, issuance and sale by the Partnership and the Guarantors of the Offered Securities, the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities by the Partnership and the Guarantors, or the consummation of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof will conflict with, result in a breach, default or violation (or an event that, with notice or lapse of time or both, would constitute such breach, default or violation) or the imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities, any of the Guarantors or any of the other subsidiaries of the Partnership pursuant to (i) the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, the Guarantors or any of the other subsidiaries of the Partnership, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities, the Guarantors or any of the Partnership’s other subsidiaries is a party or bound or to which any of their respective properties is subject, or (iii) any statute, law, rule or regulation or any judgment, order or decree applicable to any of the Partnership Entities, the Guarantors or any of the other subsidiaries of the Partnership of any court, regulatory body, administrative agency or governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities, the Guarantors or the other Subsidiaries of the Partnership or any of their properties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a Material Adverse Effect, or could materially impair the ability of the Partnership or any of the Guarantors to perform its obligations under this Agreement, the Indenture or the Offered Securities.

(o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body is required in connection with the offering, issuance and sale by the Partnership and the Guarantors of the Offered Securities in the manner contemplated herein and in the General Disclosure Package, the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities by the Partnership and the Guarantors, or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents as may be required under state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Investment Company. None of the Partnership Entities, the Guarantors or any of the other subsidiaries of the Partnership is now, nor after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) No Third Party Defaults. To the knowledge of the Partnership and the Guarantors, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership, the Guarantors or any of the other subsidiaries of the Partnership is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

(r) Financial Statements. At May 31, 2006, the Partnership had on an actual basis, and would have had on the pro forma and pro forma, as adjusted basis indicated in the General Disclosure Package, a capitalization as set forth therein. The historical financial statements and schedules and the related notes included or incorporated by reference in the General Disclosure Package present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the respective dates or for the respective periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations of thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected historical financial data included under the caption “Selected Financial Data” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005 fairly present in all material respects, on the basis stated therein, the information included therein. The pro forma financial statements included or incorporated by reference in the General Disclosure Package comply in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; the pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(s) Material Change. Except as disclosed in the General Disclosure Package and the Final Prospectus, subsequent to the date as of which such information is given in the General Disclosure Package and the Final Prospectus, (i) none of the Partnership, the Guarantors or any of the other subsidiaries of the Partnership has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions not in the ordinary course of business that, singly or in the aggregate, is material to the Partnership and its subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term or long-term debt of the Partnership and its subsidiaries and (iii) there has not been any Material Adverse Effect, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(t) Material Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities, the Guarantors or any of the other subsidiaries of the Partnership or any of their respective property is pending or, to the knowledge of any of the Partnership and the Guarantors, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Partnership and the Guarantors of this Agreement, the Indenture or the Offered Securities or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(u) No Omitted Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership and the Guarantors, threatened, against any of the Partnership Entities, the Guarantors or any of their subsidiaries, or to which any of the Partnership Entities, the Guarantors or any of the other subsidiaries of the Partnership is a party, or to which any of their respective properties is subject, that are required to be described in the General Disclosure Package and the Final Prospectus but are not described as required.

(v) Title to Property. The Partnership and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the General Disclosure Package and the Final Prospectus as being owned or to be owned by them, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances except

(i) as described in the General Disclosure Package and the Final Prospectus, (ii) pursuant to the Security Agreement, (iii) pursuant to the Second Amended and Restated Credit Agreement of the Heritage Operating Partnership dated December 31, 2003, as amended and (iv) such as do not materially interfere with the use of such properties taken as a whole as described in the General Disclosure Package and the Final Prospectus, including security interests, claims, liens and encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and its subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership and the Guarantors represent only that (A) each applicable subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the General Disclosure Package and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect; and all real property and buildings held under lease by any of the Partnership or any of its subsidiaries are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the General Disclosure Package and the Final Prospectus.

(w) No Defaults. None of the Partnership Entities, the Guarantors and the other subsidiaries of the Partnership is in violation or default (and, to the knowledge of the Partnership and the Guarantors, no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) of (i) any provision of its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities, the Guarantors or such subsidiaries or any of their respective properties in any material respect, as applicable, which violation or default would, in the cases of clauses (ii) or (iii), have a Material Adverse Effect, or could materially impair the ability of any of the Partnership or the Guarantors to perform its obligations under this Agreement, the Indenture or the Offered Securities.

(x) Independent Public Accountants – Grant Thornton. Grant Thornton LLP, who have audited (i) the consolidated financial statements of the Partnership as of August 31, 2005 and 2004 and for the years then ended and for the eleven months ended August 31, 2003; (ii) the consolidated balance sheet of the General Partner as of August 31, 2005; (iii) the consolidated balance sheet of ETP LLC as of August 31, 2005; and (iv) the consolidated financial statements of HPL Consolidation LP as of August 31, 2005 and for the periods from January 26, 2005 through August 31, 2005 and January 1, 2005 through January 25, 2005 and delivered their reports with respect thereto, are independent public accountants with respect to the Partnership, the General Partner, ETP LLC, HPL Consolidation LP and their subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder.

(y) Independent Public Accountants – PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP, who have audited the consolidated financial statements of Titan Energy Partners LP as of June 30, 2005 and for the periods from December 20, 2004 to June 30, 2005 and from July 1, 2004 to December 19, 2004 and delivered their reports with respect thereto, are independent public accountants with respect to Titan Energy Partners LP within the meaning of the Act and the applicable published Rules and Regulations thereunder.

(z) Independent Public Accountants – Deloitte & Touche. Deloitte & Touche LLP, who have audited the consolidated financial statements of HPL Consolidation LP as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and delivered their reports with respect thereto, are independent public accountants with respect to HPL Consolidation LP within the meaning of the Act and the applicable published Rules and Regulations thereunder.

(aa) Insurance. The Partnership, the Guarantors and the other subsidiaries of the Partnership maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership, the Guarantors and the other subsidiaries of the Partnership has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date (except with respect to those policies for which the failure to be in effect would not have, individually or in the aggregate, a Material Adverse Effect).

(bb) Permits. The Partnership, the Guarantors and the other subsidiaries of the Partnership possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct their respective businesses in the manner described in the General Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package and the Final Prospectus and except for such licenses, certificates, permits and other authorizations the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership, the Guarantors or any of the other subsidiaries of the Partnership have received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(cc) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of May 31, 2006 and (iii) were effective, to provide reasonable assurance regarding the functions for which they were established.

(dd) Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

(ee) No Significant Changes in Internal Controls. Since May 31, 2005, the most recent date as of which the Partnership evaluated its disclosure controls and procedures, there have been no significant changes in the Partnership’s internal control over financial reporting (as defined in Rule 13a-15) or in other factors that have materially affected, or are reasonably likely to materially affect, the Partnership’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses in the Partnership’s internal controls.

(ff) Environmental Compliance. The Partnership, the Guarantors and the other subsidiaries of the Partnership are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus. Except as set forth in the General Disclosure Package and the Final Prospectus and except with respect to the Beede Superfund site in New England to which the Heritage Operating Partnership has been named as a de minimis potentially responsible party or the Newmark Groundwater Contamination Superfund site for which an entity acquired by the Partnership in July 2001 had previously received a request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), none of the Partnership, the Guarantors or any of their subsidiaries of the Partnership has been named as a “potentially responsible party” under CERCLA.

(gg) No Prohibition of Dividends or Distribution. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the General Disclosure Package and the Final Prospectus.

(hh) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, the respective principal amounts of the 2017 Notes and the 2036 Notes set forth opposite the names of the Underwriters in Schedule A hereto at a purchase price of 99.262% of the principal amount thereof in the case of the 2017 Notes and 98.56% of the principal amount thereof in the case of the 2036 Notes, in each case plus accrued interest from October 23, 2006 to the Closing Date (as hereinafter defined).

The Partnership will deliver the Notes to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives at the office of Bracewell & Giuliani LLP, Dallas, Texas, at 9:00 a.m., New York time, on October 23, 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Partnership determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Bracewell & Giuliani LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in General Disclosure Package and the Final Prospectus.

5. Certain Agreements of the Partnership. The Partnership agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Partnership has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Partnership has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Partnership will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Partnership will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Partnership will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Partnership will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Partnership will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Partnership will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Partnership and the Guarantors will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Partnership or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

(g) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Partnership will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Partnership will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Partnership as the Representatives may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Partnership’s officers and employees and any other expenses of the Partnership including the chartering of airplanes, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Partnership will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Partnership does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. The Partnership will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Partnership and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending 30 days after the Closing Date.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Partnership will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Partnership also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Partnership contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Partnership and the Guarantors herein (as though made on such Closing Date), to the accuracy of the statements of Partnership and Guarantor officers made pursuant to the provisions hereof, to the performance by the Partnership and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. At the time of execution of this Agreement, the Representatives shall have received from each of Grant Thornton LLP, PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Representatives and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of

Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with public offerings of securities.

With respect to the letters of Grant Thornton LLP, PricewaterhouseCoopers LLP and Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Representatives letters (the “bring-down letters”) of Grant Thornton LLP, PricewaterhouseCoopers LLP and Deloitte & Touche LLP, addressed to the Representatives and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Partnership. The Representatives shall have received opinions, dated the Closing Date, of each of Winston & Strawn LLP, counsel for the Partnership, and Robert A. Burk, General Counsel of ETP LLC, substantially to the effect set forth in Exhibit A and Exhibit B, respectively.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Bracewell & Giuliani LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officer’s Certificate. The Representatives shall have received a certificate, dated Closing Date, of an executive officer of ETP LLC and a principal financial or accounting officer of ETP LLC in which such officers shall state that: the representations and warranties of the Partnership and the Guarantors in this Agreement are true and correct; the Partnership and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus.

The Partnership will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. Each of the Partnership and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Partnership. Each Underwriter will severally and not jointly indemnify and hold harmless the Partnership and the Guarantors, each of their respective directors and each of their officers who signs a Registration Statement and each person, if any, who controls the Partnership and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the sixth paragraph under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Partnership, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Partnership for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Partnership and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Partnership, will be mailed, delivered or telegraphed and confirmed to it at Energy Transfer Partners, L.P., 8801 South Yale, Suite 310, Tulsa, OK 74137, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Partnership and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Partnership on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Partnership following discussions and arms-length negotiations with the Representatives, and the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Partnership has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership and that the Representatives have no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Partnership waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership, including stockholders, employees or creditors of the Partnership.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Partnership one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
Its:	General Partner

By:	Energy Transfer Partners, L.L.C.
Its:	General Partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	President and Chief Financial Officer

TITAN ENERGY GP, L.L.C.

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

TITAN ENERGY PARTNERS, L.P.

By:	TITAN ENERGY GP, L.L.C., its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

TITAN PROPANE LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

TITAN PROPANE SERVICES, INC.

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

LA GRANGE ACQUISITION, L.P.

By:	LA GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

LG PL, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

ETC TEXAS PIPELINE, LTD. ETC GAS COMPANY, LTD. ETC KATY PIPELINE, LTD. ETC TEXAS PROCESSING, LTD.

By:	LG PL, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

LGM, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

ETC MARKETING, LTD.

By:	LGM, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

ETC OASIS GP, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

OASIS PIPELINE, LP ETC OASIS, L.P.

By:	ETC OASIS GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

FIVE DAWACO, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

ET COMPANY I, LTD. CHALKLEY TRANSMISSION COMPANY, LTD. WHISKEY BAY GATHERING COMPANY, LTD. WHISKEY BAY GAS COMPANY, LTD.

By:	FIVE DAWACO, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

TETC, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

TEXAS ENERGY TRANSFER COMPANY, LTD.

By:	TETC, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

OASIS PIPE LINE COMPANY

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

OASIS PIPE LINE FINANCE COMPANY

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

OASIS PARTNER COMPANY

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

OASIS PIPE LINE MANAGEMENT COMPANY

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

OASIS PIPE LINE COMPANY TEXAS L.P.

By:	OASIS PIPE LINE MANAGEMENT COMPANY, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

ENERGY TRANSFER FUEL GP, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

ENERGY TRANSFER FUEL, LP ET FUEL PIPELINE, LP

By:	ENERGY TRANSFER FUEL GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

HPL HOLDINGS GP, L.L.C.

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HP HOUSTON HOLDINGS, L.P.

By:	HPL HOLDINGS GP, L.L.C., its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL CONSOLIDATION LP

By:	HPL HOLDINGS GP, L.L.C., its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL STORAGE GP, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL ASSET HOLDINGS, LP

By:	HPL STORAGE GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

HPL LEASECO LP

By:	HPL STORAGE GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL GP, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HOUSTON PIPE LINE COMPANY LP

By:	HPL GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL RESOURCES COMPANY LP

By:	HPL GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL GAS MARKETING LP

By:	HPL GP, LLC, its general partner

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

HPL HOUSTON PIPE LINE COMPANY, LLC

By:	/s/ H. MICHAEL KRIMBILL
Name:	H. Michael Krimbill
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby

      confirmed and accepted as of the date first above

      written.

CREDIT SUISSE SECURITIES (USA) LLC

Banc of America Securities LLC

Wachovia Capital Markets, LLC

Deutsche Bank Securities Inc.

Greenwich Capital Markets, Inc.

UBS Securities LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/S/ LEE F. MALLETT
Name:	Lee F. Mallett
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2036 Notes
Banc of America Securities LLC	$113,334,000	$113,334,000
Credit Suisse Securities (USA) LLC	113,333,000	113,333,000
Wachovia Capital Markets, LLC	113,333,000	113,333,000
Deutsche Bank Securities Inc.	20,000,000	20,000,000
Greenwich Capital Markets, Inc.	20,000,000	20,000,000
UBS Securities LLC	20,000,000	20,000,000
Total	$400,000,000	$400,000,000

SCHEDULE B

Guarantors

Titan Energy GP, L.L.C.

Titan Energy Partners, L.P.

Titan Propane LLC

Titan Propane Services, Inc.

La Grange Acquisition, L.P.

Five Dawaco, LLC

ET Company I, Ltd.

Chalkley Transmission Company, Ltd.

Whiskey Bay Gathering Company, Ltd.

Whiskey Bay Gas Company, Ltd.

TETC, LLC

Texas Energy Transfer Company, Ltd.

LG PL, LLC

ETC Texas Pipeline, Ltd.

ETC Texas Processing, Ltd.

ETC Katy Pipeline, Ltd.

ETC Gas Company, Ltd.

LGM, LLC

ETC Marketing, Ltd.

ETC Oasis GP, LLC

Oasis Pipeline, LP

ETC Oasis, L.P.

Oasis Pipe Line Company

Oasis Pipe Line Finance Company

Oasis Partner Company

Oasis Pipe Line Management Company

Oasis Pipe Line Company Texas L.P.

Energy Transfer Fuel GP, LLC

Energy Transfer Fuel, LP

ET Fuel Pipeline, L.P.

HPL Holdings GP, L.L.C.

HP Houston Holdings, L.P.

HPL Consolidation LP

HPL Storage GP LLC

HPL Asset Holdings LP

HPL Leaseco LP

HPL GP, LLC

Houston Pipe Line Company LP

HPL Resources Company LP

HPL Gas Marketing LP

HPL Houston Pipe Line Company, LLC

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. Final term sheet, dated October 18, 2006, for the 2017 Notes.

2. Final term sheet, dated October 18, 2006, for the 2036 Notes.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

EXHIBIT A

[INTENTIONALLY OMMITTED]

EXHIBIT B

[INTENTIONALLY OMMITTED]